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                                                                   EXHIBIT 10.13

                    CANADIAN TECHNICAL SERVICES SUBCONTRACT


         THIS CANADIAN TECHNICAL SERVICES SUBCONTRACT ("Subcontract") dated as of July 1, 1996, is made and entered into by and between American Airlines, Inc., a Delaware corporation ("American") and The SABRE Group, Inc., a Delaware corporation ("TSG").

         WHEREAS, AMR Corporation, a Delaware corporation ("AMR") agreed to provide certain services to Canadian Airlines International Ltd. ("Canadian") pursuant to that certain Services Agreement between AMR and Canadian dated April 27, 1994 (as it may be amended from time to time as provided herein, the "Canadian Services Agreement"); and

         WHEREAS, as permitted by Section 9.2 of the Canadian Services Agreement, AMR has assigned the Canadian Services Agreement to Airline Management Services Holding, Inc., a Nevada corporation wholly owned by AMR Corporation ("AMSH"), pursuant to that certain Assignment and Assumption Agreement between AMR and AMSH dated August 14, 1994; and

         WHEREAS, as permitted by Section 9.2 of the Canadian Services Agreement, AMSH has subcontracted the performance of certain Support Services under the Canadian Services Agreement to American pursuant to that certain Canadian Services Agreement Subcontract (the "AMSH/AA Subcontract") between AMSH and American dated as of July 1, 1996; and

         WHEREAS, American and TSG have entered into that certain Information Technology Services Agreement ("IT Agreement") dated July 1, 1996, pursuant to which TSG has agreed to provide TSG Services (as such term is defined in the IT Agreement) to American; and

         WHEREAS, the parties desire that TSG provide to Canadian substantially all of the Technical Services under the Canadian Services Agreement pursuant to the terms and conditions of this Subcontract;

         NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt of which is acknowledged, the parties hereby agree as follows:

1 Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Canadian Services Agreement.

2 Subcontract. American hereby subcontracts the Technical Services under the Canadian Services Agreement to TSG and TSG hereby agrees to perform the Technical Services under the Canadian Services Agreement.

3 Further Subcontracting. Subject to Section 9.2 of the Canadian Services Agreement and Article VI of the IT Agreement, upon 45 days prior written notice, TSG may subcontract to a third party those portions of the Technical Services that correspond to TSG Services under the IT Agreement. Any other subcontracting hereunder shall be subject to American's prior written consent, which shall not be unreasonably delayed, conditioned or withheld.

4 Canadian Services Agreement. This Subcontract shall be subject and subordinate to the terms and conditions of the Canadian Services Agreement. Except as otherwise





Canadian Technical Services Subcontract

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                 expressly stated herein, the Technical Services shall be
                 performed by TSG in accordance with all of the terms and conditions of the Canadian Services Agreement that are applicable to the Technical Services, including without limitation the following provisions of the Canadian Services
                 Agreement: Section 2.6 Changes in Base Services; Section 3.1 Calculation and Payment of Services Fee; Section 5.1 Covenants of Vendor; Vendor's duty to transition Technical Services to Canadian or a third party under certain circumstances as provided in Section 6.2 Termination by Vendor and 6.4 Termination by Company; and Annex H to the Canadian Services Agreement.

5                Fees.   In exchange for its performance of the Technical
                 Services, TSG shall be entitled to receive from Canadian that portion of the Base Services Fee payable by Canadian for the Technical Services under the Canadian Services Agreement as set forth in this Section 5. TSG shall receive no portion of the Fixed Fee. Subject to the second paragraph of this
                 Section 5, (a) with respect to the Variable Fee, TSG shall receive [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] on all Technical Services other than Applications Development Services (even though the Canadian Services Agreement allows AMSH to collect a higher mark-up), and (b) with respect to the Systems Development Fee, TSG shall receive 100% of the mark-up on Applications Development Services allowed under the Canadian Services Agreement. As a continuation of current practice, TSG shall invoice Canadian for such portion and shall receive payment of such portion directly from Canadian.

                 Each year hereafter, beginning with the year ending December 31, 1997, not later than ninety (90) days after the end of such year, TSG or American, as applicable, shall pay the applicable amounts, if any, described below. TSG shall pay American an amount equal to the remainder (if a positive number) of (x) the total mark-up actually received by SDT pursuant to the third sentence of this Section 5 for applications maintenance and/or development labor performed by SDT during such year minus (y) an amount, expressed in dollars, calculated to be an operating margin of SDT on such labor of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] American shall pay TSG an amount equal to the remainder (if a positive number) of (w) an amount, expressed in dollars, calculated to be an operating margin of SDT of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] on applications maintenance and/or development labor performed by SDT during such year minus (z) the total mark-up, expressed in dollars, actually received by SDT pursuant to the third sentence of this Section 5 for such labor. The term "SDT" means SABRE Decision Technologies, a division of TSG.

                 At the outset of every Applications Development Services project to which the pricing methodologies set forth in
                 Section 1(c)(ii)(1)(A) and (B) of Exhibit 3.1 to the Services Agreement apply, TSG will use reasonable efforts to perform and provide American with an analysis of such methodologies with respect to such project prior to TSG's commencement of such project. American and TSG shall mutually agree upon the assumptions used in these methodologies in order to establish the applicable methodology for calculating the payment due from Canadian for such project. The choice of which methodology to use for calculating the payment due from Canadian shall be made by American in its sole discretion.

6 Travel. Under the subsection entitled "Other Costs" contained in Section 2 of Schedule 1(b) to Exhibit 3.1 of the Canadian Services Agreement, any travel charges payable by





Canadian Technical Services Subcontract

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                 TSG to American in connection with TSG's provision of
                 Technical Services may be included in VF Costs in calculating the Variable Fee portion of the Base Services Fee. Under a separate agreement, TSG is required to pay American travel charges for travel on American. Currently, American is not including any such travel charges in VF Costs and does not require TSG to pay such travel charges in connection with TSG's performance of Technical Services. If hereafter American chooses to impose travel charges for TSG's travel on American in connection with TSG's performance of Technical Services, TSG shall be entitled to include such charges in its costs for the purposes of calculating fees TSG is entitled to receive pursuant to Section 5 hereof.

7 Guarantee. American hereby guarantees payment to TSG of the portion of the Base Services Fee owing to TSG under the terms of the Canadian Services Agreement for all Technical Services actually performed by TSG, each such payment to be due and payable by American to TSG not later than forty-five (45) days after the due date for such payment under the terms of the Canadian Services Agreement. In addition, if this Subcontract terminates under Section 11 or 13 hereof, for any reason other than the occurrence of a TSG Default, then American hereby guarantees payment to TSG of the unamortized start-up costs set forth as "Total" on the attached Attachment A under the year indicated on Attachment A in which falls the effective date of termination, prorated based upon the month in which the termination occurs, minus those unamortized start-up costs, if any, previously paid by Canadian or American in connection with a partial termination described in the next sentence. In the case of such termination of this Subcontract with respect to less than all of the Technical Services, American and TSG shall confer regarding the appropriate amount of unamortized start-up costs attributable to such portion of the Technical Services for which American guarantees payment hereunder. Any unamortized start-up costs recovered by TSG from American or Canadian shall thereafter be excluded from the calculation of fees TSG is entitled to receive pursuant to
                 Section 5 hereof. In addition to the foregoing, if TSG is required under generally accepted accounting principles to write down TSG's unamortized start-up costs for the Technical Services, then American agrees to pay TSG the amount of such write down prior to the date TSG is required to take such write down, without duplication of any amounts paid by American under the second sentence of this Section 7; provided however, that any such payment made by American under this sentence shall be considered to be a payment by American of TSG's unamortized start-up costs which shall thereafter be excluded from the calculation of fees TSG is entitled to receive pursuant to Section 5 hereof.

8                Taxes.   TSG shall bear with respect to the Technical Services
                 provided under this Subcontract any and all taxes that are not an obligation of Canadian under the Canadian Services Agreement.

9 Indemnity. TSG shall be entitled to the benefits of the indemnity by Canadian set forth in Section 8.1 of the Canadian Services Agreement to the extent that any recoveries by American from Canadian under such indemnity relate to indemnifiable Losses that arise out of or relate to performance by TSG of the Technical Services. TSG shall be obligated to perform the indemnity of Canadian set forth in
                 Section 8.2 of the Canadian Services Agreement to the extent any amounts payable by American or American's Affiliates under such indemnity relate to indemnifiable Losses that arise out of or relate to performance by TSG of the Technical Services.





Canadian Technical Services Subcontract

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10               Performance Standards.  TSG agrees to perform the Technical
                 Services in accordance with the performance standards stated in Section 2.5 of the Canadian Services Agreement; provided however, that breach by TSG of this Section 10 shall not constitute a TSG Default except under the circumstances described in Section 12(a).

11 Term. This Subcontract shall be effective as of July 1, 1996 and shall continue until the earliest to occur of: (i) termination or expiration of the Canadian Services Agreement,
                 (ii) termination or expiration of the IT Agreement, or (iii) termination hereunder. TSG shall not be required to perform hereunder beyond the existing twenty-year term of the Canadian Services Agreement unless TSG has consented in writing to an extended or renewal term.

12 Event of Default. The term "TSG Default" shall mean (a) TSG's failure to perform the Technical Services that results in termination of the Canadian Services Agreement by Canadian as provided in Section 6.4(a)(i) of the Canadian Services Agreement and (b) the occurrence of any event (after the receipt of applicable notices and the expiration of applicable cure periods) that results in American terminating the IT Agreement under Section 24.1, 24.2, 24.3 or 24.5 of the IT Agreement. The term "American Default" shall mean American's failure to pay when due any amount owing hereunder and such payment is not made within forty five (45) days after TSG has given written notice to American specifying the existence of such payment default.

13 Termination. American may, at its option, terminate this Subcontract in its entirety immediately upon the occurrence of any TSG Default. TSG may, at its option, terminate this Subcontract in its entirety immediately upon the occurrence of any American Default. In the event of any such termination by either party, American and TSG shall have no further obligation hereunder, except any obligations that accrued prior to such termination.

                 13.1 Partial Termination. American may, at its option from time to time, immediately terminate this Subcontract as to any portion of the Technical Services that relate to any TSG Services that American has elected to discontinue or terminate under the IT Agreement. In the event of any such partial termination, American and TSG shall have no further obligation hereunder as to such terminated portion of the Technical Services, except as provided with respect to TSG's unamortized start-up costs in the second and third sentence of Section 7 hereof and except any obligations that accrued prior to such termination.

14 Enforcement. Upon TSG's request, and at TSG's expense, American shall use reasonable efforts to enforce against Canadian the provisions of the Canadian Services Agreement that directly or indirectly impact or benefit TSG, for example, Section 5.2 of the Canadian Services Agreement concerning assistance, confidentiality, protection of intellectual property, insurance, notice of material events and taxes and Section 8.2 of the Canadian Services Agreement concerning indemnity.



15               [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
                 COMMISSION]





Canadian Technical Services Subcontract

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16               Amendments.  Except for changes or modifications instituted pursuant to Section 2.6 of the Canadian Services Agreement, TSG shall not be bound by any changes, modifications or amendments of the Canadian Services Agreement insofar as same impact the Technical Services unless TSG has consented in advance in writing to same.

17 Third Party Assignment. Neither party may assign this Subcontract except under the circumstances that would allow such party to assign the IT Agreement. This Subcontract and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

18 Counterparts. This Subcontract may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

19 Entire Agreement. This Subcontract, together with the Canadian Services Agreement and the schedules and annexes attached hereto, constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, relating to such subject matter.

20 Amendments. This Subcontract may be amended or modified only by a written instrument duly executed by or on behalf of each party hereto. American may amend the Canadian Services Agreement without the consent of TSG, provided, however, that no such amendment shall increase any obligation of TSG hereunder or otherwise adversely affect TSG hereunder without the written consent of TSG.

21 Governing Law. This Subcontract shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

22 Conflict. In the event of any conflict between the provisions of the Canadian Services Agreement and the provisions of the IT Agreement with respect to the Technical Services being performed under this Subcontract, the provisions of the Canadian Services Agreement shall control. In the event of any conflict between the provisions of this Subcontract and the provisions of either the Canadian Services Agreement or IT Agreement, the provisions of this Subcontract shall control.

23 Independent Parties. The parties are independent; each has sole authority and control of the manner of, and is responsible for, its performance of this Subcontract. This Subcontract does not create or evidence a partnership or joint venture between the parties. Neither party may create or incur any liability or obligation for or on behalf of the other party except as described in this Subcontract. This Subcontract does not restrict American from providing or rendering any services, including services like the Technical Services, to any other Person; nothing in this Agreement, however, gives American the right to provide or render any services in violation of any other agreement entered into by the parties.

24 No Third Party Beneficiaries. All rights, remedies and obligations of the parties under this Subcontract shall accrue or apply solely to the parties hereto or their permitted successors or assigns and there is no intent to benefit any other Person, including without limitation Canadian.





Canadian Technical Services Subcontract

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25               Dispute.  In the event of a Dispute (as defined in the IT
                 Agreement) under this Subcontract, the Dispute shall be resolved in accordance with the Alternative Dispute Resolution Procedures set forth in the IT Agreement.

26               Receipt of Canadian Services Agreement.   TSG acknowledges
                 that it has received, and has had an opportunity to review with its legal counsel, a copy of the Canadian Services Agreement. To the extent relevant to the Technical Services, the Canadian Services Agreement is hereby incorporated in this Subcontract by this reference.

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Canadian Technical Services Subcontract

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         IN WITNESS WHEREOF, the parties have caused this Subcontract to be duly executed by their authorized representatives as of the date first set forth above.

AMERICAN AIRLINES, INC.                              THE SABRE GROUP, INC.



By:    /s/ Jeffery M. Jackson                        By:    /s/ Michael J. Durham

Name:  Jeffery M. Jackson                            Name:  Michael J. Durham

Title: Vice President Corporate Development          Title: President and Chief Executive
       and Treasurer                                        Officer





Canadian Technical Services Subcontract

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                                   EXHIBIT A

           [PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]





Canadian Technical Services Subcontract

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